Registration No. ___________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELVEDERE RESOURCES CORPORATION
(Name of small business issuer in its charter)

Nevada	1081	98-0516432
(State or Other Jurisdiction of	(Primary Standard Industrial	(Employer Identification
Organization)	Classification Code)	Number)

BELVEDERE RESOURCES CORPORATION	CORPORATION TRUST COMPANY OF NEVADA
24442-112th Avenue	6100 Neil Road, Suite 500
Maple Ridge, British Columbia	Reno, Nevada 89511
Canada V3E 1H5	(775) 688-3061
604-476-9076
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

		Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
		Registered	Registered	Per Share	Offering Price	[1]

	Common Stock:		2,000,000	0.10	$200,000	$6.14

[	1 ]	Estimated solely for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

BELVEDERE RESOURCES CORPORATION
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

     Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

     We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at HSBC Bank Canada, Suite 100-885 West Georgia Street, Vancouver, B.C. V6C 3E9. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by Shawn Englmann, one of our officers and directors. Mr. Englmann will not receive any commissions or proceeds from the offering for selling shares on our behalf.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.10	$0.030	$0.070
Per Share - Maximum	$0.10	$0.015	$0.085
Minimum	$100,000	$30,000	$70,000
Maximum	$200,000	$30,000	$170,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

     We were incorporated on September 27, 2006. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Shawn Englmann, our president. We intend to conduct exploration activities on one property located in the Province of British Columbia, Canada. The one property consists of 1 mining claims. We intend to explore for gold on the property.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     Our administrative office is located at 24442-112th Avenue, Maple Ridge, British Columbia, Canada V3E 1H5 and our telephone number is 604-476-9076 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89511. Our fiscal year end is December 31. Our mailing address is 24442-112th Avenue, Maple Ridge, British Columbia, Canada V3E 1H5.

     Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 of common stock and a maximum
of 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 270
days.
Net proceeds to us	Approximately $70,000 assuming the minimum number of
shares are sold. Approximately $170,000 assuming the
maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses,
research and exploration.
Number of shares outstanding before the
offering	5,000,000
Number of shares outstanding after the
offering if all of the shares are sold	7,000,000

Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of March 31,	As of December 31,
	2007	2006
	(unaudited)	(audited)

Balance Sheet
Total Assets	$27	$6
Total Liabilities	$12,700	$12,700
Stockholders’ Deficit	$12,673	$12,694
	Three Months
	Ended	Period Ended
	March 31, 2007	November 30, 2006
	(unaudited)	(audited)

Income Statement
Revenue	$0	$0
Total Expenses	$1,479	$14,244
Net Loss	$1,479	$14,244

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with Belvedere Resources Corporation:

     1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

     2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

     Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

     3. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

     4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated on September 27, 2006, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $14,244. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     5. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

     Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

     6. Because title to the property is held in the name of one of our officers, if he transfers the property to someone other than us, we will cease operations.

     Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Shawn Englmann, our president. If he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order for us to own record title to the property, we would have to incorporate a British

Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     7. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a lose of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

     8. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

     9. Because Mr. Englmann has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to ours to our operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Mr. Englmann, our sole officer and director, has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Englmann. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

     10. If our sole officer and director resigns or dies without having found a replacement, our operations will be suspended or cease. If that should occur, you could lose your investment.

     We have only one officer and director. We are entirely dependent upon him to conduct our operations. If he should resign or die there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find other persons to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

     11. Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs you will lose your investment.

     There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within the 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

     12. Because our sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you will not be able to elect any directors or control operations.

     Even if we sell all 2,000,000 shares of common stock in this offering, our sole officer and director will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, our sole officer and director will be able to elect all of our directors and control our operations.

     13. Because our sole officer and director is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

     Our sole officer and director will receive a substantial benefit from your investment. He supplied the property, paid expenses and made a loan all of which totaled $10,000. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while our sole officer and director will lose only approximately $10,000.

     14. Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

USE OF PROCEEDS

     Our offering is being made on a $100,000 minimum $200,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if 50%, 75% and 100% of the offering is sold.

$100,000		$150,000	$200,000
Gross proceeds	$100,000	$150,000	$200,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$70,000	$120,000	$170,000

The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$60,500	$103,900	$142,000
Analyzing Samples	$3,000	$3,000	$3,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$750	$1,750	$3,650
Office Equipment	$400	$1,000	$1,000
Secretary	$0	$0	$5,000

     Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

     Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our officers will supervise and contract for our exploration operations through independent contractors. Core drilling will cost $20.00 per foot. We drill as many holes as proceeds from the offering allow. We estimate drilling approximately 8 holes if we raise the minimum; 18 holes if we raise 75% of the proceeds; and, 28 holes if we raise the maximum. We estimate it will cost up to $3,000 to analyze the core samples.

     In addition we have allocated funds for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

     No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

      As of March 31, 2007, the net tangible book value of our shares of common stock was a deficit of ($14,244) or approximately ($0.003) per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $152,035 or approximately $0.022 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.018 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.022 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.58% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.42% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If 75% of the Shares Are Sold:

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $102,035, or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.011 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.015 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If the Minimum Number of the Shares Are Sold:

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $52,035, or approximately $0.008 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.008 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.004)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$152,035
Increase to present stockholders in net tangible book value per share
After offering	$0.018
Capital contributions	$50.00
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
Number of shares	7,000,000
Percentage of ownership after offering	71.42%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.022
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	0.025%
Percentage of capital contributions by new investors	99.975%
Percentage of ownership after offering	28.58%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.015
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	0.033%
Percentage of capital contributions by new investors	99.967%
Percentage of ownership after offering	23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.008
Capital contributions	$100,000
Percentage of capital contributions by existing shareholders	0.050%
Percentage of capital contributions by new investors	99.950%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at HSBC Bank Canada, Suite 100-885 West Georgia Street, Vancouver, B.C. V6C 3E9, British Columbia, Canada. Its telephone number is (604) 685-1000. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through Shawn Englmann, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Mr. Englmann is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Englmann will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares in the states of Wyoming and Colorado, or outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

     Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

     Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

     We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

     This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days, or unless the offering is completed or otherwise terminated by us.

     We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

      We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to "Belvedere Resources Corporation".

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

     We were incorporated in Nevada on September 27, 2006. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 24442-112th Avenue, Maple Ridge, British Columbia, Canada V3E 1H5 and our telephone number is 604-476-9076. Mr. Englmann provides us with our office space at $250 per month.

     There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

     We have no plans to change its business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

Background

     In November 2006, Shawn Englmann, our president and a member of the board of directors acquired one mineral property containing fourteen cells in British Columbia, Canada. British Columbia allows a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the British Columbia Mineral Titles Online system. The Mineral Titles Online system is the Internet-based British Columbia system used to register, maintain and manage the claims. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell. Formerly, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in British Columbia and has been replaced with the online grid. The property was registered by Lloyd Brewer of Madman Mining, a non affiliated third party. Lloyd Brewer of Madman Mining is a self-employed contract staker and field worker residing in British Columbia.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

     Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the same on the Mineral Titles Online system. Mr. Englmann paid Madman Mining $2,500 to register the claims on the Mineral Titles Online system. No additional payments were made or are due to Madman Mining for his services. The cells were recorded in Mr. Brewer’s name. Mr. Brewer transferred the cells to Mr. Englmann’s name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. In November 2006 Mr. Englmann executed a declaration of trust acknowledging that she holds the property in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Mr. Englmann transfers title to a third party, the declaration of trust will be used as evidence that he breached her fiduciary duty to us. Mr. Englmann has not provided us with a signed or executed bill of sale in our favor. Mr. Englmann will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

     Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Englmann will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Englmann transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Englmann will be liable to us for monetary damages for breaching the terms of his oral agreement with us to transfer his title to a subsidiary corporation we create. To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company’s property, that is the province of British Columbia.

     In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The property is one such acquisition. Accordingly, fee simple title to the property resides with the Crown.

     The property is comprised of mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. The Crown does not have the right to reclaim provided at a minimum fee of CDN$100 is paid timely. The Crown could reclaim the property in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain. It is highly unlikely that the Crown will exercise the power of eminent domain. In general, where eminent domain has been exercised it has been in connection with incorporating the property into a provincial park.

     The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

     The following is a list of tenure numbers, claim, and expiration date of our claims:

		Number of	Date of
Tenure No.	Document Description	Cells	Expiration
536683	Spanish Gold	8	July 6, 2007

     In order to maintain these claims we must pay a fee of CND$100 per year per cell.

Location and Access

     The property is located 60 miles north of Vancouver, and 10 miles north of Egmont/Earls Cove, which in turn are located on the northern end of the Sechelt Peninsula. It lies on the eastern shore of the upper reaches of Hotham Sound, which is an arm of Jervis Inlet.

     The property is located within the Vancouver Mining Division, and is centered at approximately 49o54’N latitude and 124o01’W longitude.

     There is no road access to the property, however parts of the property are on tidewater and are therefore easily accessible by sea or float plane. Fuel, food and docking facilities are available at Egmont – Earls Cove, on the northeast end of the Sechelt Peninsula. There are several good beaching sites for either a boat or landing craft of suitable size to support exploration.

     An overgrown logging road provides foot access to the south central area of the property.

Physiography

     The property is located within the Coastal Mountains of British Columbia. The elevations within the property range from sea level to 2,500 feet above sea level. The lowest elevation is located at tidewater within the north eastern quadrant of the property. The highest elevation on a sharp ridge located on the eastern boundary.

     Slopes within the property can be considered very steep, ranging from 35o to 65o although the southwestern area of the property is relatively flat.

     The climate of the property is typical of the west coast region of British Columbia and features warm summers having an average mean summer temperature of 60oF and moderate winters having an average mean winter temperature of 40oF. The average yearly precipitation, as calculated from a 30-year period, is 100 inches.

     The majority of the property area was logged some 25 years ago and is now covered by thick second growth timber, primarily fir and cedar, with dense underbrush.

     Ample water to support exploration and development is available within the property. Gas or diesel powered generators would be required to provide any electrical power requirements during the exploration stage.

History

     The property shows evidence of previous exploration in the form of two adits and several trenches.

Regional Geology

     The geology of the area is typical of that throughout much of the Coast Mountains. Roof pendants of stratified sedimentary and volcanic rocks occur within a greater mass of plutonic rocks.

     Stratified rocks in the vicinity of the property are all part of the lower Cretaceous Gambier Group. They consist of volcanic flows ranging from andesite to rhyodacite in composition, along with pyroclastics. Associated sediments include argillite, limestone and schist. These rocks strike north to northwest and are sub-vertical to vertical in dip.

     The plutonic rocks range in composition from granite to gabbro. In the vicinity of the Property they vary from quartz diorite to tonalite in composition. There are also large areas of diorite intrusives.

     Lineation’s representing faults, shears and fracture commonly strike northwest and northeast, however it appears that this is based on rather limited observations and could be subject to reinterpretation.

Property Geology

     The property is almost completely underlain by diorite. Minor outcrop/occurrences of tonalite and andesite occur in several locations within the property.

     The major structural feature of the property is a large fault, of regional extent, striking 164o through the western part of the property. A sub-parallel and probably related feature also extends through the property. Fracturing in many directions, particularly of the diorite, is extensive. It is the 060-080/vertical to 40o shears which host the main mineralization.

     Two main mineralized targets have been identified to date; these are the “Adit Zone” and the “South Zone”. They are summarized as follows:

Adit Zone

     The Adit Zone is located in the northern area of the property is adjacent to a logging road. This showing consists of two adits and a trench developed on a pair of parallel shears . One of the adits is caved and the second adit is approximately 170 feet in length and is still accessible. These parallel shear structures, where observed, vary in width from 1 inch to 3 feet, but are almost certainly wider elsewhere. The wall rock within the adits is diorite, with epidote and chlorite present near the shears.

     Mineralization consists of pyrite, chalcopyrite and sphalerite in wider parts of the shears. There is relatively little associated quartz, although silicification is common.

South Zone

     The South Zone is located within the south-central area of the property. It consists of an old trench excavated on a shear zone that varies in width from 2 inches to 12 feet.

MAP 1

YUKON
N.W.T.
ALASKA
U.S.A.
BRITISH
COLUMBIA
ALBERTA
Stewart
Prince Rupert
Smithers
Ft. St. John
Dawson Creek
Prince George
Bella Coola
Williams Lake
Kamloops
Kelowna
Vancouver
Victoria
Trail
Cranbrook
Pacific Ocean
U.S.A.
N
PROPERTY LOCATION
0
200km
400km
Scale 1" = 100 miles
BELVEDERE RESOURCES CORPORATION
SPANISH GOLD PROJECT
LOCATION MAP
Hotham Sound, Jervis Inlet Area
Vancouver M.D., B.C.
FIGURE 1

MAP 2

124°01'
49°54'
Spanish Gold Claim
Adit Zone
South Zone
Hotham Sound

0 1000m 2000m 4000m

- Project Boundary
- Competitors Claims
- Contour Interval = 100m
- Roads
- Rivers & Creeks
- Mineral Showings

Base Map Source: [illegible]

BELVEDERE RESOURCES CORPORATION

SPANISH GOLD ***PROJECT***

CLAIM & TOPOGRAPHY MAP

Hotham Sound, Jervis Inlet Area
Vancouver **M.D., B.C. – NTS Map** 092F/16E

Nov 09	
SG 2-06	**FIGURE 2**

MAP 3

Ekdr
LJKgd
LJKgd
Mkqd
LJKgd
Mkqd
lmBwst
Prince of Wales Reach
IKGsv
Spanish Gold Project
LJKgd
LJKgd
49° 54'
LJKdr
lmBwst
LJKto
LJdr
LJdr
Hotham Sound
LJKgd
Ekdr
lmBwst
Jervis Inlet
UTrVk
124° 01'

LJdr	Late Jurassic - Dioritic Intrusive Rocks
LJKgd	Late Jurassic to Early Cretaceous Quartz Dioritic Intrusive Rocks
LJKto	Late Jurassic to Early Cretaceous Tonalite Intrusive Rocks
LJKdr	Late Jurassic to Early Cretaceous Quartz Monzodiorite
lmJBwst	Lower to Mid Jurassic - Bowen Island Group Arillite, Greywacke & Conglomerate
UTvVk	Upper Triassic - Vancouver Group Karmutsen Formation - Basaltic Volcanic Rocks
IKGsv	Lower Cretacous - Gambier Group Marine Sedimentary & Volcanic Rocks

Project Boundary

Competitor Claims

Tide Water

Mineral Showings

0m 2000m 6000m

Base Map Source: http://maps.gov.bc.ca/mapplace/minpot/bcgs.cfm

BELVEDERE RESOURCES CORPORATION

SPANISH GOLD PROJECT

REGIONAL GEOLOGY MAP

Hotham Sound - Jervis Inlet Area
Vancouver Mining Division, B.C. Canada
NTS Map: 092F/10E & 092G/13W

Nov 06

SG 3-06

FIGURE 3

Supplies

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Description of Property

     Other than our interest in the property, we own no plants or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Mr. Englmann, our president, director and shareholder. Under this oral agreement, Mr.Englmann has allowed us to conduct exploration activity on the property. Mr. Englmann holds the property in trust for us pursuant to a declaration of trust.

Our Proposed Exploration Program

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Madman Mining and a physical examination of the property by Mr. Englmann, our president and director. The cost of recording the cells was included in the $2,500 paid to Madman Mining. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Mr.Englmann, after confirming with our consultant, will determine where drilling will occur on the property. Mr. Englmann will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

     We estimate the cost of drilling will be $20 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 3,000 linear feet or 8 holes to depth of 300 feet. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 28 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 28 holes to a depth of 300 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity ninety days after this public offering is completed, weather permitting.

     The breakdowns were made in consultation with Lloyd Brewer of Madman Mining Co Ltd.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

     If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     We anticipate starting exploration activity ninety days after this public offering is completed, weather permitting.

Competitive Factors

     The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 if we drill 8 holes and $2,250 if we drill 23 holes. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Englmann has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

     We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

     At present, we have no full-time employees. Our two officers and directors are part-time employees and each will devote about 10% of their time or four hours per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Englmann will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of the property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by other. We must raise cash to implement our project and stay in business. If we raise the minimum amount of money in this offering, we believe it will last twelve months.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

     The property is located 60 miles north of Vancouver, and 10 miles north of Egmont/Earls Cove, which in turn are located on the northern end of the Sechelt Peninsula. It lies on the eastern shore of the upper reaches of Hotham Sound, which is an arm of Jervis Inlet. The property is located within the Vancouver Mining Division, and is centered at approximately 49o54’N latitude and 124o01’W longitude. There is no road access to the property, however parts of the property are on tidewater and are therefore easily accessible by sea or float plane. Fuel, food and docking facilities are available at Egmont – Earls Cove, on the northeast end of the Sechelt Peninsula. There are several good beaching sites for either a boat or landing craft of suitable size to support exploration. An overgrown logging road provides foot access to the south central area of the property.

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Madman Mining and a physical examination of the property by Mr. Englmann, our president and director. The registering the cells was included in the $2,500 paid to Madman Mining. No additional payments were made or are due to Madman Mining for his services. The claims were recorded in Mr. Englmann’s name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. On December 13, 2006, Mr. Englmann executed a declaration of trust acknowledging that he holds the property in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Mr. Englmann transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Englmann has not provided us with a signed or executed bill of sale in our favor. Mr. Englmann will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material. Mr. Englmann does not have a right to sell the property to anyone. He may only transfer the property to us. He may not demand payment for the claims when he transfer them to us. Further, Mr. Englmann does not have the right to sell the claims at a profit to us if mineralized material is discovered on the property. Mr. Englmann must transfer title to us, without payment of any kind, regardless of what is or is not discovered on the property.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Mr. Englmann, after confirming with our consultant, will determine where drilling will occur on the property. Mr. Englmann will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

     We estimate the cost of drilling will be $20 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 3,000 linear feet or 8 holes to depth of 300 feet. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 28 holes to a depth of

300 feet. We estimate that it will take up to three months to drill 28 holes to a depth of 300 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity 90 days after the completion of this public offering, weather permitting.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a second public offering, a private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds other than the funds being raised in this public offering. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

     We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The following are our milestones:

1.

0-90 days after completion of the offering, retain our consultant to manage the exploration of the property. Cost - $5,000 to $15,000. Time of retention 0-90 days. To carry out this milestone, we must hire a consultant. There are a number of mining consultants located in Vancouver, British Columbia that we intend to interview.

2.

90-180 days after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties. Cost - $60,500 to $142,000. Time to conduct the core drilling - 90 days. To carry out this milestone we must conduct the core drilling. The driller will be retained by our consultant.

3.

180-210 days after completion of the offering. Have an independent third party analyze the samples from the core drilling. Determine if mineralized material is below the ground. If mineralized material is found, we will attempt to define the ore body. We estimate that it will cost $3,000 to analyze the core samples and will take 30 days. Delivery of the samples to the independent third party is necessary to carry out this milestone.

     The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section. All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering, whether it be the minimum amount or the maximum amount, will allow us to operate for one year.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

     To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

     We have discussed this matter with our officers and directors and Mr. Englmann has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. The foregoing agreement is oral, there is nothing in writing to evidence the same. While Mr. Englmann has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Whether we raise the minimum amount or maximum amount, it will last a year. Other than as described in this paragraph, we have no other financing plans.

     We acquired one property containing six claims. The property is staked and we will begin our exploration plan upon completion of this offering. We expect to start exploration operations within 90 days of completing this offering. As of the date of this prospectus we have yet to being operations and therefore we have yet to generate any revenues.

     Since inception, we have issued 5,000,000 shares of our common stock and received $50.00.

     As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

     In September 27, 2006, we issued 5,000,000 shares of common stock to our then sole officer and director, Shawn Englmann, pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $50.00. This was accounted for as an acquisition of shares. Shawn Englmann covered our initial expenses of $10,000 for incorporation, accounting and legal fees and $2,500 for registering the cells, all of which was paid directly to our staker, attorney and accountant. The amount owed to Mr. Englmann is non-interest bearing, unsecured and due on demand. Further the agreement with Mr. Englmann is oral and there is no written document evidencing the agreement.

     As of March 31, 2007, our total assets were $27 and our total liabilities were $12,700.

MANAGEMENT

Officers and Directors

     Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Shawn Englmann	33	president, principal executive officer, principal financial
24442-112th Avenue		officer, secretary, treasurer and a member of the
Maple Ridge, British Columbia		board of directors
Canada V3E 1H5

     The persons named above has held his offices/positions since September 27, 2006 and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officers and Directors

Shawn Englmann, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

     Shawn Englmann has been our President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director since September 27, 2006. Since September, 2003, Mr. Englmann has been a realtor with Sutton Group - 1st West Realty located in Coquitlam, British Columbia. From June 2001 to September 2003, Mr. Englemann was a realtor with Re/Max Crest Realty located in North Vancouver, British Columbia.

Conflicts of Interest

     We believe Mr. Englmann will not be subject to conflicts of interest. since we will not acquire any additional properties. No policy has been implemented or will be implemented to address conflicts of interest.

     In the event Mr. Englmann resigns as our sole officer and director, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by us to our officers during the last three completed fiscal years.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)

Shawn Englmann	2006	0	0	0	0	0	0	0	0
President, Secretary,	2005	0	0	0	0	0	0	0	0
Treasurer	2004	0	0	0	0	0	0	0	0

     The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is April 30.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Shawn Englmann	0	0	0	0	0	0	0

     All compensation received by the officers and directors has been disclosed.

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

     Our directors do not receive any compensation for serving as members of the board of directors.

     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Percentage of
			Number of Shares	Ownership
		Number of	After Offering	After the Offering
	Name and Address	Shares Before	Assuming all of the	Assuming all of the
	Beneficial Ownership [1]	the Offering	Shares are Sold	Shares are Sold

	Shawn Englmann	5,000,000	5,000,000	71.42%
24442-112th Avenue
Maple Ridge, BC
Canada V3E 1H5

	All Officers and Directors	5,000,000	5,000,000	71.42%
as a Group (1 person)

[	1 ]	The person named above "promoter" as defined in the Securities Exchange Act of 1934. Mr.
Englmann is the only "promoter" of our company.

Future Sales by Existing Stockholders

     5,000,000 shares of common stock were issued to Shawn Englamann, our sold officer and director. The 5,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers’ transaction or in a transaction directly with a market maker.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     A total of 5,000,000 shares of our stock are currently owned by our sole officer and director. He will likely sell a portion of his stock if the market price goes above $0.10. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.

     Because our sole officer and director will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no

Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     In September 2006, we issued a total of 5,000,000 shares of restricted common stock to Shawn Englmann, our sole officer and director. This was accounted for as an acquisition of shares of common stock in the amount of $50.

     Mr. Englmann also caused the property, comprised of one, to be registered at a cost of $2,500. The claims were registered by Lloyd Brewer of Madman Mining for the $2,500. The terms of the transaction with Mr. Brewer were at arm’s length and Mr. Brewer was not an affiliate. Mr. Englmann will transfer the claims to us if mineralized material is found on the claims. Mr. Englmann will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the claims.

     Mr. Englmann provides us with our office space on at $250 per month.

     Mr. Englmann is our only promoter. They have not received or will they receive anything of value from us, directly or indirectly in their capacities as promoters.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to December 31, 2006, included in this prospectus have been audited by Malone & Bailey, PC, Independent Registered Public Accounting Firm, 2925 Briarpark, Suite 930, Houston, TX 77042; telephone: 713-343-4200, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Malone and Bailey, PC, Certified Public Accountants, 2925 Briarpark, Suite 930, Houston, Texas 77042, and its telephone number is 713-266-0530

     Our financial statements from inception to December 31, 2006 (audited) and for the period ending March 31, 2007 (unaudited), immediately follow:

Belvedere Resources Corporation
(An Exploration Stage Company)
Balance Sheets
March 31, 2007 and December 31, 2006
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS

Current Assets

Cash	$27	$6

Total Assets	$27	$6

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to related parties	$10,000	$10,000
Accounts payable	2,700	2,700
Total Liabilities	12,700	12,700

Commitments and Contingencies	-	-

Stockholders’ Deficit

Preferred stock, 100,000,000 shares authorized, $0.00001 par value
no shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized, $0.00001 par value
5,000,000 shares issued and outstanding	50	50

Additional paid in capital	3,000	1,500

Deficit accumulated during the exploration stage	(15,723)	(14,244)

Total Stockholders’ Deficit	(12,673)	(12,694)

Total Liabilities and Stockholders’ Deficit	$27	$6

See accompanying summary of accounting policies and notes to financial statements.

Belvedere Resources Corporation
(An Exploration Stage Company)
Statements of Operations
Three Months Ended March 31, 2007 and the Period from
September 27, 2006 (inception) Through March 31, 2007
(Unaudited)

	Three Months	(Inception)
	Ended	Through
	March 31, 2007	March 31, 2007

Operating Expenses

Legal and accounting	$-	$10,000
General and administrative	(21)	244
Mining claim	-	2,500
Services provided by directors	750	750
Rent	750	750

Net Loss	$(1,479)	$(14,244)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000	5,000,000

See accompanying summary of accounting policies and notes to financial statements

Belvedere Resources Corporation
(An Exploration Stage Company)
Statement of Changes in Stockholders’ Deficit
Period From September 27, 2006 (Inception) to March 31, 2007
(Unaudited)

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid In	Exploration
	Shares	Amount	Capital	Stage	Total

Founders shares issued for cash	5,000,000	$50	$–	$–	$50

Donated services	–	–	1,500	–	1,500

Net loss	–	–	–	(14,244)	(14,244)

Balance at December 31, 2006	5,000,000	50	1,500	(14,244)	(12,694)

Donated services	–	–	1,500	–	1,500

Net loss	–	–	–	(1,479)	(1,479)

Balance at March 31, 2007	5,000,000	$50	$3,000	$(15,723)	$(12,673)

See accompanying summary of accounting policies and notes to financial statements

Belvedere Resources Corporation
(An Exploration Stage Company)
Statements of Cash Flows
Three Months Ended March 31, 2007 and the Period from
September 27, 2006 (inception) Through March 31, 2007
(Unaudited)

		(Inception)
	Three Months	Through
	Ended	December 31,
	March 31, 2007	2006

Cash Flows From Operating Activities

Net loss	$(1,479)	$(14,244)

Adjustments to reconcile net loss to cash used in operating
activities:
Contributed rent and consulting services	1,500	1,500

Change in:
Increase in accounts payable		2,700
Increase in due to related parties		10,000

Net Cash Used in Operating Activities	21	(44)

Net Cash Provided by Financing Activities

Proceeds from the sale of common stock	-	50

Net Cash Flows Provided by Financing Activities	-	50

Decrease in Cash	21	6

Cash - Beginning of Period	6	–

Cash - End of Period	$27	$6

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying summary of accounting policies and notes to financial statements

Belvedere Resources Corporation
(An Exploration Stage Company)
Notes to the Financial Statements
March 31, 2007
(Unaudited)

NOTE 1 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited interim financial statements of Belvedere have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Belvedere’s audited 2006 annual financial statements and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Belvedere’s 2006 annual financial statements have been omitted.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - Going Concern

These financial statements have been prepared on a going concern basis, which implies Belvedere Resources will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Belvedere Resources be unable to continue as a going concern. As at March 31, 2007, Belvedere Resources has a working capital deficiency, has not generated revenues and has accumulated losses of $15,723 since inception. The continuation of Belvedere Resources as a going concern is dependent upon the continued financial support from its shareholders, the ability of Belvedere Resources to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Belvedere Resources’ ability to continue as a going concern.

NOTE 3 - Related Party Transactions

During the period ended March 31, 2007, Belvedere Resources recognized $750 for donated services and $750 for donated rent provided by the President and Director of Belvedere Resources.

On March 31, 2007, Belvedere Resources owed the President and Director of Belvedere Resources $10,000 for expenses paid on behalf of Belvedere Resources and for cash advances. This amount is unsecured, non interest bearing, and has no specific terms for repayment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Belvedere Resources Corporation
(An Exploration Stage Company)
Vancouver BC Canada

We have audited the accompanying consolidated balance sheet of Belvedere Resources Corporation as of December 31, 2006, and the related consolidated statements of operations, cash flows and changes in stockholders’ deficit for the period from September 27, 2006 (Inception) through December 31, 2006. These consolidated financial statements are the responsibility of Belvedere’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Belvedere, as of December 31, 2006, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Belvedere will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Belvedere has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 20, 2007

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

2925 Briarpark, Suite 930 | Houston, TX 77042
(713) 343-4200 - voice | (713) 266- 1815 - fax | www.malone-bailey.com

Belvedere Resources Corporation
(An Exploration Stage Company)
Balance Sheet
December 31, 2006

ASSETS

Current Assets

Cash	$6

Total Assets	$6

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to related parties	$10,000
Accounts payable	2,700
Total Liabilities	12,700

Commitments and Contingencies	-

Stockholders’ Deficit

Preferred stock, 100,000,000 shares authorized, $0.00001 par value
no shares issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001 par value
5,000,000 shares issued and outstanding	50

Additional paid in capital	1,500

Deficit accumulated during the exploration stage	(14,244)

Total Stockholders’ Deficit	(12,694)

Total Liabilities and Stockholders’ Deficit	$6

See accompanying summary of accounting policies and notes to financial statements

Belvedere Resources Corporation
(An Exploration Stage Company)
Statement of Operations
Period from September 27, 2006 (inception) Through
December 31, 2006

(Inception)
Through
December 31,
2006

Operating Expenses

Legal and accounting	$10,000
General and administrative	244
Mining claim	2,500
Services provided by directors	750
Rent	750

Net Loss	$(14,244)

Net Loss Per Common Share – Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000

See accompanying summary of accounting policies and notes to financial statements.

Belvedere Resources Corporation
(An Exploration Stage Company)
Statement of Changes in Stockholders’ Deficit
Period From September 27, 2006 (Inception) to December 31, 2006

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid In	Exploration
	Shares	Amount	Capital	Stage	Total

Founders shares issued for cash	5,000,000	$50	$–	$–	$50
Donated services	–	–	1,500	–	1,500

Net loss	–	–	–	(14,244)	(14,244)

Balance at December 31, 2006	5,000,000	$50	$1,500	$(14,244)	$(12,694)

See accompanying summary of accounting policies and notes to financial statements

Belvedere Resources Corporation
(An Exploration Stage Company)
Statement of Cash Flows
Period from September 27, 2006 (inception) Through
December 31, 2006
(Inception)
Through
December 31, 2006

Cash Flows From Operating Activities

Net loss	$(14,244)

Adjustments to reconcile net loss to cash used in operating activities:
Contributed rent and consulting services	1,500

Change in:
Increase in accounts payable	2,700
Increase in due to related parties	10,000

Net Cash Used in Operating Activities	(44)

Net Cash Provided by Financing Activities

Proceeds from the sale of common stock	50

Net Cash Flows Provided by Financing Activities	50

Decrease in Cash	6

Cash - Beginning of Period	–

Cash - End of Period	$6

Supplemental Disclosure of Cash Flow Information
Cash paid for :
Interest	$-
Income taxes	$-

See accompanying summary of accounting policies and notes to financial statements.

Belvedere Resources Corporation
(An Exploration Stage Company)
Notes to the Financial Statements
Period From September 27, 2006 (Inception)
Through December 31, 2006

Note 1. Basis of Presentation and Summary of Significant Accounting Policies

Nature of Business. Belvedere Resources Corporation was incorporated in Nevada on September 27, 2006. Belvedere Resources is an Exploration Stage Company, as defined by FASB Statement No.7 and SEC Industry Guide 7. Belvedere Resources’ principal business is the acquisition and exploration of mineral resources in Canada. Belvedere Resources has not presently determined whether its properties contain mineral reserves that are economically recoverable.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended December 31, 2006, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. For purposes of the statement of cash flows, Belvedere Resources considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2006.

Mineral Property Costs. Belvedere Resources has been in the exploration stage since its formation on September 27, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Financial Instruments. Financial instruments, which include cash, accrued liabilities and due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Belvedere Resources’ operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to Belvedere Resources’ operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, Belvedere Resources does not use derivative instruments to reduce its exposure to foreign currency risk.

Income Taxes: Belvedere Resources recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Belvedere Resources provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Foreign Currency Translation. Belvedere Resources’ functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. Belvedere Resources has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Recently Issued Accounting Pronouncements. Belvedere Resources does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.

Note 2. Going Concern

These financial statements have been prepared on a going concern basis, which implies Belvedere Resources will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Belvedere Resources be unable to continue as a going concern. As at December 31, 2006, Belvedere Resources has a working capital deficiency, has not generated revenues and has accumulated losses of $14,244 since inception. The continuation of Belvedere Resources as a going concern is dependent upon the continued financial support from its shareholders, the ability of Belvedere Resources to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Belvedere Resources’ ability to continue as a going concern.

Note 3. Mineral Properties

On November 23, 2006, Belvedere Resources acquired a 100% interest in the Spanish Gold Project which is located 60 miles north of Vancouver, B.C. Canada and 10 miles north of Egmont/Earls Cove, which in turn are located on the northern end of the Sechelt Peninsula., in consideration for $2,500. The claims are registered in the name of the President of Belvedere, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of Belvedere.

Note 4. Related Party Transactions

During the period ended December 31, 2006, Belvedere Resources recognized a total of $750 for donated services and $750 for donated rent provided by the President and Director of Belvedere Resources.

On December 31, 2006, Belvedere Resources owed the President and Director of Belvedere Resources $10,000 for expenses paid on behalf of Belvedere Resources and for cash advances. This amount is unsecured, non interest bearing, and has no specific terms for repayment.

On December 31, 2006, Belvedere Resources entered into a trust agreement with the President of Belvedere. See Note 3.

Note 5. Common Stock

On September 27, 2006 Belvedere Resources issued 5,000,000 common founder shares to the President of Belvedere Resources at a price of $0.00001 per share for cash proceeds of $50.

Note 6. Commitment

Belvedere Resources has paid $10,000 in legal fees relating to the preparation of an SB-2 Registration Statement and is obligated to pay an additional $10,000 in legal fees once the SB-2 Registration Statement has been declared effective.

Note 7. Income Taxes

Belvedere Resources uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2006, Belvedere Resources incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $14,244 at December 31, 2006, and will expire in the year 2026.

At December 31, 2006, deferred tax assets consisted of the following:

Deferred tax assets	$4,843

Less: valuation allowance	(4,843)

Net deferred tax asset	$–

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article IX of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.

2.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.14
Printing Expenses	300.00
Accounting Fees and Expenses	8,593.86
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	600.00
TOTAL	$30,000.00

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Shawn Englmann	09-27-2006	5,000,000	Cash of $50
24442-112th Avenue
Maple Ridge, BC
Canada V3E 1H5

     We issued the foregoing restricted shares of common stock to Shawn Englmann pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Mr. Englmann took place outside the United States of America and Mr. Englemann is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.      EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1	Trust Agreement
23.1	Consent of Malone & Bailey P.C., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.      UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 15th day of June, 2007.

BELVEDERE RESOURCES CORPORATION

BY:	SHAWN ENGLMANN
Shawn Englmann, President, Principal Executive Officer,
Treasurer, Principal Financial Officer, Principal
Accounting Officer and sole member of the Board of
Directors.